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Well Water Finders

Well Water Finders has created technology to locate water in a drought-stricken world. Our patented equipment provides real-time insights into the location, depth, and volume of groundwater, addressing critical challenges in real estate, agriculture, ranching, municipalities, and beyond.


WELL WATER FINDERS
- Food production
- Developing a subdivision
- Drilling a water well
harging an aquifer
starts with knowing groundwater.

Invest

$99 minimum investment

DEADLINE: June 7, 2024

in 3 months

SHARE PRICE

$0.60

TOTAL RAISED

$0

VALUATION

$4,680,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

GROUNDWATER MAPPING, SIMPLIFIED.

You're in real estate. Imagine taking a tool out of your truck, sitting it on the ground of the new property you're evaluating, and being able to know if there's enough groundwater to support plans for the property.

You're in food production. Your water well is going dry during the summer drought season. Imagine being able to evaluate various locations on your farm for a higher volume well.

You're a cattle rancher. Your well is going dry. Imagine being able to use a tool to identify a location where rainfall can be used to recharge the aquifer that is serving your well without having to drill a new one.

From finding a water source to support a new house, to identifying a high volume aquifer to allow large scale food production, the **Well Water Finders™** solution will be portable, rapid and easy to use. Owning a system will enable you to have real-time knowledge of groundwater levels wherever your work takes you.


WELL WATER
FINDERS
RECEIVER
SOURCE

SUCCESS TO DATE


WORLD WATER-TECH
NORTH AMERICA
Stantec
AECOM
ATI
AUSTIN
TECHNOLOGY
INCUBATOR
THE UNIVERSITY OF TEXAS AT AUSTIN

- Granted **U.S. Patent 10830915** in November, 2020
- Manufactured a **working prototype**
- **Pilot underway** helping Texas landowners, realtors, commercial developers and water well drillers locate water
- Surveyed properties totaling more than 117,000 acres, with **more than $170,000 of revenue** in last two years
- **Accuracy rate is more than 90%** based on wells drilled after our surveys
- **Featured Start-Up at World Water-Tech** North America, October, 2023
- **Selected for Austin Technology Incubator** - the deep tech incubator at The University of Texas at Austin


WELL WATER
FINDERS


Lampasas County, TX
• New ranch owner needed a well to support her new house.
• Recommended layer: 590 ft.
• Well Depth: 600 ft.
• GPM: 18
• Success!
Cass County, TX
• Out-of-state land purchaser needed well before moving to property.
• Recommended layer: 80 ft.
• Well Depth: 178 ft.
• GPM: 11
• Success!
Kaufman County, TX
• Family purchased land & needed to know best location for a well to position the house.
• Recommended layer: 70 ft.
• Well Depth: 81 ft.
• GPM: 10
• Success!
Concho County, TX
• Rancher had existing well but it was going dry during the summer. Needed an alternative water source.
• Recommended layer: 110 ft.
• Well Depth: 140 ft.
• GPM: 2
• Success!
Milam County, TX
• Landowner was using city water but it was getting expensive. Needed a backup water source.
• Recommended layer: 70 ft.
• Well Depth: 70 ft.
• GPM: 10
• Success!
Castro County, TX
• To avoid drilling a dry hole, landowner needed to know if there was any viable groundwater before drilling.
• Recommended layer: 400 ft.
• Well Depth: 400 ft.
• GPM: 10
• Success!
Pecos County, TX
• Large wildlife ranch needed additional water to feed livestock.
• Recommended layer: 400 & 900 ft.
• Well Depth: 550 ft.
• GPM: 10
• Success!
Llano County, TX
• Rancher had depleting water during summer months. Needed additional sources of water on property.
• Recommended layer: 250 ft.
• Well Depth: 180 ft.
• GPM: 100
• Success!
Wise County, TX
• New ranch owner needed a well to support her new house.
• Recommended layer: 220 ft.
• Well Depth: 220 ft.
• GPM: 5
• Success!

PROBLEM

The world is running out of groundwater.

- **CNBC**
  Arizona sets limits on construction around Phoenix as groundwater dwindles
- **CNN**
  American farmers are killing their own crops and selling cows because of extreme drought
- **The Times**
  The Last Drop: Solving the World's Water Crisis by Tim Smedley review — how Britain's taps could run dry
- **The New York Times**
  America is Using Up its Groundwater Like There's No Tomorrow
- ***"Look, if you have any excess of water, you might actually make some money, that's all I'm saying."*** –The Water Commissioner, South Park TV Show on Comedy Central, The Streaming Wars

Market Challenges







AGRICULTURE
It's challenging for farmers to sustain crops without water.

REAL ESTATE
It's difficult to sell properties without groundwater.

WATER WELL DRILLERS
Customers of well drillers are frustrated paying for 'dry holes'.







MUNICIPALITIES
Some turn away development because of depleting water.

GROUNDWATER DATA
Many drillers are relying on historical well reports.

WILDFIRE RELIEF
Dried up ponds & streams can't help suppress wildfires.

SOLUTION

The industry desperately needs new technology and we have built it.

The Well Water Finder


Laptop
Operator
Receiver
Source
5 min. Data Collection Cycle
Real-time Results
Operator uses own laptop & vehicle
WELL WATER FINDERS

- Detects groundwater flow rates down to 5,000 ft
- Maps hardness of geological layers
- 2 hand-carried units deployable by one person
- Regional drilling records accessible (where available)
- On-demand ability to share data with remote hydrogeologists to consult on projects (similar to telemedicine)
- Training, support & output of data available in multiple languages

How it Works

The system identifies groundwater by sending 20+ electromagnetic pulses into the ground and capturing returns. Areas with water are displayed in blue and the hardness of layers in shades of brown.

(12) **United States Patent**
Van de Kop et al.

(54) **METHOD OF DETERMINING SUBSURFACE PROPERTIES USING MULTIFREQUENCY ELECTROMAGNETIC DEPTH SOUNDING**

(10) **Patent No.: US 10,830,915 B2**
(45) **Date of Patent: Nov. 10, 2020**


Our Patented Discovery!
Raw EM signal
Final Report
Operator
Laptop
Receiver
Transmitter
WELL WATER FINDERS
5,000 ft.+

Here's how the Well Water Finders technology will help fight the global water crisis.

Identifies Untapped, Economical Sources of Groundwater.

The Well Water Finders system helps landowners determine the best location on their property to drill a viable water well.

Every water well drilling attempt costs money. The deeper you drill, the more money it costs.


ATTEMPT 1
No water here!
A dry hole.
ATTEMPT 2
Water found!
But drilled deeper than needed.
ATTEMPT 3
Even better!
Water found at shallowest location.
WELL WATER FINDERS

Identifies Best Place to Enhance Existing Aquifer via Harvested Rainfall.


WELL WATER
FINDERS

Rancher is faced with depleting water. Drilling deeper is expensive.

Using the Well Water Finders technology, we can identify aquifer entry points to create a recharge area and include details for a 5,000 gallon access port.

The well supporting the residence now has more water and the access port is available for livestock. The tank re-fills every time it rains.

Identifies Best Location to Create New, Shallow Aquifer.


WELL WATER
FINDERS

New landowner buys a property but determines the water is very deep and too expensive to drill a water well.

Using the Well Water Finders technology, we can identify aquifer entry points to create a shallow aquifer through harvested rainfall.

The new water source now makes the property more valuable. Landowner can build office complex with a shallow well or sell it for a profit.

How Our Company Will Address the Market Challenges



AGRICULTURE

Our tech identifies water levels for ag companies, identifying the best places for food production.



REAL ESTATE

Our tech identifies water potential for properties before they are bought or sold.



WATER WELL DRILLERS

Our tech will help reduce the risk of dry holes by identifying depth & activity before drilling attempts.



MUNICIPALITIES

Our tech will allow municipalities to harvest a new source of water.



GROUNDWATER DATA

Our company will be able to collect worldwide groundwater data.



WILDFIRE RELIEF

Our tech will enable emergency management agencies to create tappable fire suppression reservoirs while excess water refills aquifers.

BUSINESS MODEL

After a 2-year successful service-based pilot in Texas, and as a new portfolio member of Austin Technology Incubator at The University of Texas at Austin, Well Water Finders is working towards manufacturing units for sale worldwide, B2C and B2B. **Potential sources of additional revenue are planned to include:**

- Rental fees via third-parties such as construction companies, land management organizations, hardware stores
- Monthly software licensing that provides regional groundwater data to users of the system, universities, water professionals, state and local governments
- Licensing for non-groundwater uses: mining exploration, geophysical mapping
- Possible non-dilutive federal SBIR/STTR grants.


SOURCE
RECEIVER
WELL WATER
FINDERS

MARKET

The Well Water Finders technology has the opportunity to serve multiple industries and sectors across the world. During our pilot program, we've served new landowners, realtors, ranchers, corporate developers, farming operations and businesses.

Consider the market in the United States alone:

According to the National Groundwater Association, **groundwater for the public supply** has an estimated annual value of $27.7 billion. According to Ibis World, the U.S. **water well drilling** industry is $9.3 billion. Add in the **output of America's farms** at an estimated annual value of $164 billion according to the USDA and the **land development** industry at an estimated value of $9.4 billion according to Ibis World, and there is a **total $210 billion industry** that is critically dependent on groundwater resources.


Land Development
4.5%
Public Supply
13.2%
Water Well Drilling
4.4%
Farm Production
77.9%

U.S. Alone
$210.3 BILLION

WELL WATER FINDERS

PRESS



ATI AUSTIN TECHNOLOGY INCUBATOR
THE UNIVERSITY OF TEXAS AT AUSTIN

TEXAS
The University of Texas at Austin


WORLD WATER-TECH NORTH AMERICA
Los Angeles, October 25-26, 2023
Problem Pitching:
What's Under Our Feet?
SUNFISH
EM LOCATOR TECHNOLOGY
CIVILGRID
SEDIVISION
IMAGINE H2O

Andrew and Teisha Vandekop | Founders - Well Water Finders
Inventors - EM Locator Technology

KNOW YOUR H_2O™

Water Research Center



Secure the Water First, Buy the Land Second

Water Blog

Featured Water Professional

Teisha Vandekop, Well Water Finders

$1.00

Meridian Tribune

Serving Beautiful Bosque County

www.BosqueCountyToday.com
Email: editor@cliftonrecord.com

Volume 130 - Number 11
March 15, 2023
Published Since 1893

Top of the Hill Country



Nathan Diebenow | Meridian Tribune

Andrew and Teisha Vandekop (from left), owners of Well Water Finders, traded off talking about their service that locates underground water for property owners as guest speakers at the Meridian Chamber of Commerce's monthly luncheon on Thursday, March 9.



Nathan Diebenow | Meridian Tribune

Teisha Vandekop of Well Water Finders talk about their business at the Meridian Chamber of Commerce's monthly luncheon on Thursday, March 9.

Aqua ascending

Well Water Finders speak at Meridian chamber luncheon

Nathan Diebenow
Editor

CANVAS**REBEL**

Strategy | Ideas | Leadership | Mission & Purpose | Trends | Creative Pursuits

STORIES & INSIGHTS

Meet Andrew Vandekop

STORIES & INSIGHTS   2 DAYS AGO

We're excited to introduce you to the always interesting and insightful Andrew Vandekop. We hope you'll enjoy our conversation with Andrew below.

Andrew, thanks for joining us, excited to have you contributing your stories and insights. Too often the media represents innovation as something magical that only high-flying tech billionaires and upstarts engage in – but the truth is almost every business owner has to regularly innovate in small and big ways in order for their businesses to survive and thrive. Can you share a story that highlights something innovative you've done over the course of your career?

The most innovative thing I've done by far – and what I'm most proud of – is assisting my father in developing a system that can detect the presence of water, oil and gas underneath the ground (US Patent: 10,830,915). If you look at the major players that have been granted patents in the field of detecting subterranean formations using electromagnetic depth sounding, it is full of giant, multi-national companies. And right in the middle of these industry-leading innovations, is my family's work. Read more>>


WELL WATER FINDERS.COM

VoyageDallas *Trending* THE MOST INSPIRING STORIES IN DALLAS

Check Out Andrew Vandekop's Story

LOCAL STORIES   JANUARY 27, 2022

VoyageDallas

LOCAL STORIES



Today we'd like to introduce you to Andrew Vandekop.

Hi Andrew, thanks for sharing your story with us. To start, maybe yo
I love creating things and am proud to call myself an inventor. In college, laser-based billiard training system that shows you how to make any shot to be worn by a musician on an album cover. But my most meaningful pat some very smart co-inventors. My dad conceived the idea of using electro ground. Today, my wife and I own the technology and help people locate

Here's why our invention is important: the average rural water well in Te the average cost is about $12,000. However, if the driller hits a dry hole ar spot. And perhaps again, continuing until they find water. This can get ve find no water at all.

With our patented technology, Well Water Finders can survey your land a driller in hitting it the first time.

Would you say it's been a smooth road, and if not, what are some of
Dad is the genius who invented the system but unfortunately, he lost his make sure Dad's goal of helping the world find clean drinking water is rea had a role in moving his dream forward.

As you know, we're big fans of you and your work. For our readers who might not be as familiar what can you t about what you do?
I'm a life-long creator and have 4 U.S. patents. I worked for almost 20 years in the telecom industry but creating is what most! I graduated with degrees in engineering and finance and earned three patents utilizing my robotics expertise and patent utilizing my design skills.

What matters most to you?
What matters most to me is my family. And I'm really proud that the Vandekop family may one day help communities a world find water. Water is the most important resource we as humans need to survive. While our company can't make w appear out of thin air, we can let you know where it's located under the ground.







Finding water wells is topic of Kiwanis meeting

The Kiwanis Club of West members and guests are scheduled to hear about finding water underground as Andrew Vandekop of Abbott will be speaking at the club's June 9 meeting about Well Water Finders. They can find out if there's well water beneath one's property, how deep it is and if there are signs of oil or gas. Well Water Finders uses a system called the EM Locator, a patented technology that sits on top of the land and sends a series of pulses into the ground. The pulses agitate the non-solids under the surface and create a unique electromagnetic signature that travels back up to the surface to be collected and reviewed. Based on the signatures, they can tell if the non-solids are water, oil or gas. Members or guess wanting a meal at the meeting are asked to please text an rsvp to 254-709-0598


FRIENDLY CITY OF PROGRESS
CITY OF
West
ESTABLISHED 1892

TEAM



Andrew Vandekop

Inventor & CEO

Andrew began his career in robotics engineering and sold his first patent at age 29. He's been in new product development his entire career and has applied these skills to three additional patents. During the time he spent field testing the Well Water Finders prototype, he served as a founding team member of a telecom start-up that went public on the NYSE in 2006.



Teisha Vandekop

Founder & COO

Teisha created Well Water Finders as a way to share the technology with landowners - to help them determine if they have sufficient groundwater under their property to drill a water well and then giving that information to a water well driller. She has spent the last two years working with commercial developers, water well drillers and landowners to determine the groundwater potential for properties. Prior to this, she spent several years as an executive vice president at one of the world's top PR agencies, executing new product introductions for Fortune 100 companies.

USE OF PROCEEDS

If the offering's maximum amount of $1,215,600 is raised:

Use	Value	% of Proceeds
Manufacturing/R&D	$580,000	47.7%
New Hires (Engineer, Geologist)	$340,000	28.0%
Management	$200,000	16.5%
Marketing	$36,036	3.0%
Intermediary fees	$59,564	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Well Water Finders, Inc.. This offering must raise at least $10,000 by June 7, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Well Water Finders may issue additional securities to raise up to $1,215,600, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

9,826,000 shares
× $0.60 per share

$5,895,600 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
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- Facebook

UPDATES

Mar 4, 2024 • Primary offering of 2,026,000 shares at $0.60

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